UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2012

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2012, KBR, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) which (i) phases out the Company’s classified board structure and provides for the annual election of directors beginning at the 2012 annual meeting; and (ii) removes outdated and no longer relevant provisions relating to when KBR was a wholly-owned or majority-owned subsidiary of Halliburton Company, in each case as more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012.

Pursuant to the amendments, commencing with the 2014 annual meeting of stockholders when the declassification will be complete, all directors will be elected annually for terms expiring at the next succeeding annual meeting. The amendments do not affect directors elected to three-year terms at the 2010 or 2011 annual meetings, each of whom will be entitled to complete the term to which he or she was elected.

The Company’s stockholders approved the Certificate of Incorporation at its annual meeting, as more specifically described in the Company’s Form 8-K filed with the Commission on May 21, 2012.

The description of the Certificate of Incorporation is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

3.1           Amended and Restated Certificate of Incorporation.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2012	KBR, INC. By: /s/ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law